Exhibit (13)(c)

                                MATERIAL CONTRACT
                  THIRD AMENDMENT TO FINANCIAL AGENT AGREEMENT



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


                               THIRD AMENDMENT TO
                            FINANCIAL AGENT AGREEMENT

         THIS AMENDMENT made effective as of the 29th day of October, 2001 amends that certain Financial Agent Agreement dated December 11, 1996, as amended (collectively, the "Agreement"), by and between Phoenix Equity Planning Corporation (the "Financial Agent") and The Phoenix Edge Series Fund (the "Trust") as hereinbelow provided.

                              W I T N E S S E T H:

       WHEREAS, the parties hereto wish to amend the Agreement to reflect the existence of those series of the Trust as more particularly described in Exhibit 1 attached hereto and made a part hereof.

         NOW, THEREFORE, in consideration of the foregoing premise, and other good and valuable consideration, the parties hereby agree that the Agreement is hereby amended as follows:

1. All references to the Trust shall mean and refer to The Phoenix Edge Series Fund and each of the series thereof as more particularly described in
     Exhibit 1, as the same may be amended from time to time.

2. Except as hereinabove and hereinbefore amended, this Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day and year first above written.


                                       The Phoenix Edge Series Fund


                                       By: /s/ Simon Y. Tan
                                           -------------------------------------
                                       Name:    Simon Y. Tan
                                       Title:   President

                                       Phoenix Equity Planning Corporation


                                       By: /s/ William R. Moyer
                                           -------------------------------
                                       Name:    William R. Moyer
                                       Title:   Chief Financial Officer


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                                                                      Exhibit 1
                                                                      ---------



                                    SERIES OF
                          THE PHOENIX EDGE SERIES FUND

Phoenix-Aberdeen International Series
Phoenix-Engemann Capital Growth Series
Phoenix-Engemann Nifty Fifty Series
Phoenix-Engemann Small & Mid-Cap Growth
Series Phoenix-Goodwin Money Market Series
Phoenix-Goodwin Multi-Sector Fixed Income Series
Phoenix-Hollister Value Equity Series
Phoenix-Oakhurst Balanced Series
Phoenix-Oakhurst Growth and Income Series
Phoenix-Oakhurst Strategic Allocation Series
Phoenix-Seneca Mid-Cap Growth Series
Phoenix-Seneca Strategic Theme Series

--------------------------------------------------------------------------------

Phoenix-Duff & Phelps Real Estate Securities Series

--------------------------------------------------------------------------------

Phoenix-Aberdeen New Asia Series

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Phoenix-AIM Mid-Cap Equity Series
Phoenix-Alliance/Bernstein Growth + Value Series
Phoenix-Deutsche Dow 30 Series
Phoenix-Deutsche Nasdaq 100 (R) Index Series
Phoenix-Federated U.S. Government Bond Series
Phoenix-J.P. Morgan Research Enhanced Index Series
Phoenix-Janus Core Equity Series
Phoenix-Janus Flexible Income Series
Phoenix-Janus Growth Series
Phoenix-MFS Investors Growth Stock Series
Phoenix-MFS Investors Trust Series
Phoenix-MFS Value Series
Phoenix Morgan Stanley Focus Equity Series
Phoenix-Sanford Bernstein Global Value Series
Phoenix-Sanford Bernstein Mid-Cap Value Series
Phoenix-Sanford Bernstein Small Cap Value Series


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